Credit Facility Amendment
✓ Added $100 million Term Loan A with 2016 maturity
 ― Initial rate: LIBOR + 250; no LIBOR floor
 ― Amortizes 5%, 5%, 7.5% and 10% per annum

✓ Revolver spread reduced 100 bps
 ― Maturity extended to 2016
 ― Initial rate: LIBOR +250; no LIBOR floor
✓ No other material changes to terms or covenants

Exhibit 99.2

($ in millions)

$176
Drawn
$100 Term
Loan L +250
$161 Senior
Notes
10.75%
$337
Senior
Notes
7.25%
$286
Senior
Notes
8.125%
$312
Senior
Notes
7.75%
2011
2012
2013
2014
2015
2017
2018
2019
2020
2021
2022

(1) Interest expense and amortization of debt discounts and fees

HEALTHSOUTH

(2) Does not include $387.4 million of convertible perpetual preferred stock and capital leases and other note payables.
Increasing Initial Call of the 10.75% Senior Notes
2
Call schedule:
June 15, 2011 (price 105.375);
June 15, 2012 (price 103.583);
June 15, 2013 (price 101.792);
June 15, 2014 and thereafter
(price 100.000)
$500
Revolver
L+250
▪Updated plan to call $335 million in principal on June 15, 2011 (cash use approx. $353 million)
 • $100 million term loan, $77 million cash on hand resulting from the $120 million senior note offering in March 2011, and borrowings under the $500 million revolver
 • Loss on early extinguishment of debt is expected to be approx. $26 million.
▪The Company now expects interest expense(1) to be approx. $70 million in first half of 2011 and approx. $57 million in the second half of 2011.

Proforma June 30, 2011 Debt Maturity Profile (2)
$49 LC
$275
Undrawn

2016
Exhibit 99.2